Exhibit 23
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 ASR No. 333-162744) of JetBlue Airways Corporation;

(2) Registration Statement (Form S-8 No. 333-86444) pertaining to the JetBlue Airways Corporation 2002 Stock Incentive Plan;

(3) Registration Statement (Form S-8 No. 333-129238), pertaining to the JetBlue Airways Corporation Crewmember Stock Purchase Plan; and

(4) Registration Statement (Form S-8 No. 333-161565), pertaining to the JetBlue Airways Corporation 2002 Stock Incentive Plan and the JetBlue Airways Corporation Crewmember Stock Purchase Plan

of our reports dated February 5, 2010, with respect to the consolidated financial statements of JetBlue Airways Corporation, the effectiveness of internal control over financial reporting of JetBlue Airways Corporation, and the financial statement schedule of JetBlue Airways Corporation listed at Item 15(2) included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP
New York, New York
February 5, 2010